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                                                             EXHIBIT 23.12

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report on the Geneva Enterprises, Inc. and Affiliated Company (and to all references to our firm) included in or made a part of this Registration Statement.

                                       /s/ Walpert, Smullian & Blumenthal,
                                       P.A.

Baltimore, Maryland

January 16, 1998